EXHIBIT 8.2

January 21, 1997




Knogo North America Inc.
350 Wireless Boulevard
Hauppauge, New York 11788-3907

Re:      Sentry Technology Corporation
         Registration Statement on Form S-4

Ladies and Gentlemen:


We have acted as counsel for Knogo North America Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing of the Registration Statement of Sentry Technology Corporation, a Delaware corporation ("Sentry"), on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering shares of Sentry's Common Stock, par value $0.001 per share, and of its Class A Preferred Stock, par value $0.001 per share. Any capitalized terms not defined herein will have the meaning ascribed to them in the Registration Statement.

We have reviewed the following documents: (i) the Registration Statement; (ii) the Amended and Restated Agreement and Plan of Reorganization and Merger among the Corporation, Sentry , Video Sentry Corporation, a Minnesota corporation, Viking Merger Corp., a Minnesota corporation and Strip Merger Corp., a Delaware corporation, dated as of November 27, 1996 (the "Merger Agreement"); (iii) Amendment No. 1 to the Merger Agreement among the parties thereto, dated as of January 10, 1997; and (iv) such other documents as we have deemed necessary or relevant for the purposed of this opinion. As to the various questions of fact material to this opinion, we have relied upon statements of officers and representatives of the Corporation and others. We have also examined such matters of law as we have deemed necessary or appropriate for the purposes of this opinion. We note that our opinion is based on our examination of such law, our review of the documents described above, statements and assumptions referred to above and in the Joint Proxy Statement/Prospectus included as part of the Registration Statement (the "Prospectus"), the provisions of the Internal Revenue Code of

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Knogo North America Inc.
January 21, 1997
Page 2


1986, as amended (the "Code"), the regulations and published rulings thereunder, and the judicial interpretation thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Prospectus or inaccuracy of any statements or assumptions, on which we have relied, may affect the continuing validity of our opinion.

For the purposes of this opinion, we have assumed (i) the Mergers will be consummated in the manner contemplated in the Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Mergers set forth in the Prospectus are accurate and complete, (iii) we will delivers an opinion (the "Opinion") to you on the Closing Date, based upon reasonably requested representation letters, to the effect that the Knogo Merger will be treated for Federal income tax purposed as a transfer of property to Sentry by holders of Knogo Common Stock governed by Section 351 of the Code and
(iv) the Knogo Merger will be treated for Federal income tax purposes in accordance with the Opinion.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.


Subject to the caveats and conditions set forth above, it is our opinion that the discussion of the Federal income tax consequences to certain holders of Knogo Common Stock set forth in the Prospectus under the caption "THE MERGER - Certain Federal Income Tax Consequences - Treatment of Holders of Knogo Common Stock - Exchange of Knogo Common stock for Sentry Common Stock and Sentry Class A Preferred Stock" and "-Cash in Lieu of Fractional Shares" accurately describes the Federal income tax consequences described therein. We note that such discussion does not include a complete analysis of all tax consequences of the Knogo Merger and in particular does not address tax consequences that may vary with, or are contingent on, individual circumstances. No rulings will be obtained from the Internal Revenue Service with respect to the Federal income tax consequences of the Knogo Merger. Thus, there can be no assurances that the Internal Revenue Service would not take a position in conflict with our opinion herein and that such position might not ultimately be sustained by the courts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Certain Federal Income Tax Consequences" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN